EXHIBIT 23.3




Consent of KPMG Peat Marwick LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 13, 1998 relating to the combined financial statements of ARDIS Holding Company as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997, included in this Form 8-K, into American Mobile Satellite Corporation's previously filed Registration Statements on Form S-8 (file nos. 33-72852, 33-34250, 33-91714, and 333-30099).

/s/ KPMG Peat Marwick LLP
April 14, 1998
Chicago, Illinois